UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                   Arrangements of Certain Officers.
     José Rafael Fernández entered into a three-year employment agreement with Oriental Financial Group Inc. (the “Company”) on October 31, 2007 (the “Agreement”). Mr. Fernández is the President and Chief Executive Officer of the Company and a member of its Board of Directors (the “Board”). The Agreement will be effective on January 1, 2008, and will replace the employment agreement, dated April 4, 2005, between the Company and Mr. Fernández, which is now in effect. Attached hereto is a copy of the Agreement.
     As provided in the Agreement, Mr. Fernández will report directly to the Board and will have overall responsibility for the business and affairs of the Company. During the term of the Agreement and in any election of directors in which Mr. Fernández’s term as director is set to expire, the Board will nominate and recommend to the shareholders of the Company his election as a Board member. He will be compensated as follows: (i) annual base salary of $500,000, which may be increased by the Board’s Compensation Committee after the first year; (ii) annual performance bonus that may be from zero up to 70% of his annual base salary, as determined by the Compensation Committee; (iii) annual car allowance of $30,000; (iv) annual allowance of $25,000 for the payment of social and business club memberships and other expenses which in his judgment are reasonably appropriate for the performance of his duties as President and Chief Executive Officer of the Company; (v) life insurance covering his life and having as beneficiary his estate or other beneficiaries; and (vi) a qualified stock option award for the purchase of 30,000 shares of the Company’s common stock, and an award of 30,000 shares of restricted common stock of the Company, both awards made pursuant to the Company’s 2007 Omnibus Performance Incentive Plan.
     The Agreement may be terminated by the Board for “just cause” (as such term is defined therein) at any time. In the event it is terminated for “just cause,” Mr. Fernández will have no right to compensation or other benefits for any period after such termination. However, if it is terminated by the Board other than for just cause and other than in connection with a change in control of the Company, or if Mr. Fernández terminates the Agreement for “good reason” (as such term is defined therein), the Company will be required to pay him as severance, in lieu of any further salary payments for periods subsequent to the date of termination, a lump sum equal to the product of his base salary, bonus (equal to the highest cash bonus paid to him in any of the two fiscal years prior to the termination date), car allowance, and the value of any other benefits provided to him during the year in which the termination occurs, multiplied by two.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit

10	Employment Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: November 2, 2007	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary Board of Directors